                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

              PROSPECTUS SUPPLEMENT NO. 14 DATED SEPTEMBER 8, 1999
                        TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus, as previously amended, is hereby further amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                   Number of      Number of
                                   Shares of      Shares of
                                   Preferred       Common
Selling Holders                      Stock          Stock
---------------                      -----          -----

ABN AMRO...........................  45,000        112,500